UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 19, 2010

McCormick & Schmick’s Seafood Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50845	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1414 NW Northrup Street

Suite 700

Portland, Oregon 97209

(Address of principal executive offices)

(503) 226-3440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 19, 2010, McCormick and Schmick’s Seafood Restaurants, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). The total number of shares of the Company’s common stock, par value $0.001 per share, voted in person or by proxy at the Meeting was 14,185,432, representing approximately 96% of the 14,849,563 shares outstanding and entitled to vote at the Meeting. The number of votes cast for, against, as well as abstentions and broker non-votes, with respect to each matter is set out below.

1)	The proposal to elect the nominees listed below as directors of the Company.

	For	Against	Abstain	Broker Non-Votes
J. Rice Edmonds	11,753,045	99,473	3,589	2,329,325
William T. Freeman	11,802,105	50,552	3,450	2,329,325
Elliott H. Jurgensen, Jr.	11,753,143	99,475	3,489	2,329,325
Jeffrey D. Klein	11,808,185	44,033	3,889	2,329,325
James R. Parish	11,754,045	98,473	3,589	2,329,325
David B. Pittaway	11,386,956	437,263	31,888	2,329,325
Douglas L. Schmick	11,806,374	47,333	2,400	2,329,325

2)	The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

	For	Against	Abstain	Broker Non-Votes
Ratification of PricewaterhouseCoopers LLP	14,064,467	118,705	2,260	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2010	McCormick & Schmick’s Seafood Restaurants, Inc.

/s/ Michelle M. Lantow
Michelle M. Lantow
Chief Financial Officer